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                                                                      EXHIBIT 11


                               COGNEX CORPORATION

                     CALCULATION OF WEIGHTED-AVERAGE COMMON
                    AND COMMON EQUIVALENT SHARES OUTSTANDING

                                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                             JUNE 29,       JUNE 30,       JUNE 29,       JUNE 30,
                                                               1997           1996           1997           1996
                                                           -----------    -----------    -----------    -----------
                                                                  (UNAUDITED)                   (UNAUDITED)
   Weighted-average common shares outstanding ..........    41,156,250     40,558,441     41,039,740     40,446,624
   Weighted-average options outstanding ................     7,876,794      6,572,834      7,694,818      6,862,869
   Shares assumed to be purchased ......................    (4,493,754)    (3,265,072)    (4,467,424)    (3,343,468)
                                                           -----------    -----------    -----------    -----------
   Primary weighted-average common and common equivalent
     shares outstanding ................................    44,539,290     43,866,203     44,267,134     43,966,025
   Dilutive effect of weighted-average shares ..........       142,010            532        370,483            531
                                                           -----------    -----------    -----------    -----------
   Fully diluted weighted-average common and common
     equivalent shares outstanding .....................    44,681,300     43,866,735     44,637,617     43,966,556
                                                           ===========    ===========    ===========    ===========




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